Exhibit 3.3
CERTIFICATE OF INCORPORATION
OF
HORSEHEAD ACQUISITION CORP.
ARTICLE ONE
          The name of the corporation is Horsehead Acquisition Corp. (hereinafter called the “Corporation”).
ARTICLE TWO
          The address of the Corporation’s registered office in the state of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE FOUR
          The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, with a par value of $0.01 (One Cent) per share.
ARTICLE FIVE
          The name and mailing address of the incorporator is as follows:

Name	Address

Laura-Jayne Urso	Kirkland & Ellis 153 East 53rd Street, 36th Fl. New York, NY 10022
ARTICLE SIX
          The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.
ARTICLE SEVEN
          The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE EIGHT
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.
ARTICLE NINE
          Section 1. Nature of Indemnity. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or a person of whom he is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Nine, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Nine shall be a contract right and, subject to Sections 2 and 5 of this Article Nine, shall include the right to payment by the Corporation of the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

2

           Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article Nine or advance of expenses under Section 5 of this Article Nine shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article Nine shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          Section 3. Nonexclusivity of Article Nine. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
          Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article Nine.
          Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article Nine in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

3

           Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article Nine and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.
          Section 7. Contract Rights. The provisions of this Article Nine shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article Nine and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this Article Nine or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.
          Section 8. Merger or Consolidation. For purposes of this Article Nine, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
ARTICLE TEN
          The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL) the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 10 shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided further, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article Ten shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This Article Ten shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article Ten becomes effective.

4

ARTICLE ELEVEN
          The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

5

           I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of May 2003.

/s/ Laura-Jayne Urso
Laura-Jayne Urso
Sole Incorporator

6

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
Horsehead Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.
     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 4th day of June, 2003.

/s/ C. DERYL COUCH
C. Deryl Couch, Vice President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HORSEHEAD ACQUISITION CORP.
Under Section 242 of the Delaware Corporation Law
          Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, being the Vice President of Horsehead Acquisition Corp., a Delaware corporation (the “Corporation”) does hereby certify the following:
          FIRST: The name of the Corporation is Horsehead Acquisition Corp.
          SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 21, 2003.
          THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation, accordingly Article One of the Certificate of Incorporation shall be amended to read in its entirety as follows:
ARTICLE ONE
          “The name of the Corporation is “Horsehead Corp.”
          FOURTH: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article Two thereof, relating to the registered office and registered agent of the Corporation, accordingly Article Two of the Certificate of Incorporation shall be amended to read in its entirety as follows:
ARTICLE TWO
          “The address of the Corporation’s registered office in the State of Delaware is: 1209 Orange Street, Wilmington, Delaware 19801, in the city of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.”
          FIFTH: The amendments to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the stockholders of the Corporation.

           IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 15th day of December 2003.

Horsehead Acquisition Corp.
By	/s/ Michael Kalb
	Name:	Michael Kalb
	Title:	Vice President

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
HORSEHEAD CORP.
* * * *
Adopted in accordance with the provisions of §242 the
General Corporation Law of the State of Delaware
* * * *
          The undersigned, being the President and Chief Executive Officer of Horsehead Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for its consideration and approval:
     “RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by deleting Article One thereof in its entirety and substituting therefor Article One to read in full as follows:
ARTICLE ONE
     The name of the Corporation is Horsehead Corporation,”
     SECOND: In accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware, the Amendment was duly approved and adopted pursuant to a written consent signed by the sole holder of the issued and outstanding shares of capital stock entitled to vote thereon of the Corporation.

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 30th day of June, 2006.

Horsehead Corp. a Delaware corporation
By:	/s/ James M. Hensler
	Name:	James M. Hensler
	Title:	President & CEO

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
HORSEHEAD INTERMEDIARY CORP.
(a Delaware corporation)
WITH AND INTO
HORSEHEAD CORPORATION
(a Delaware corporation)
* * * * * * * * * *
In accordance with the provisions of §253 of the
General Corporation Law of the State of Delaware
* * * * * * * * * *
          The undersigned, on behalf of Horsehead Intermediary Corp., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge with and into Horsehead Corporation, a Delaware corporation (“Horsehead”), pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:
     FIRST: The Corporation is the owner of all of the issued and outstanding shares of capital stock of Horsehead.
     SECOND: The Board of Directors of the Corporation adopted the resolutions on January 2, 2008 as set forth below approving the merger of the Corporation with and into Horsehead (the “Merger”):
1. MERGER OF SUBSIDIARY WITH THE CORPORATION
     WHEREAS, Horsehead Intermediary Corp. (the “Corporation”) owns all of the outstanding capital stock of Horsehead Corporation, a Delaware corporation (“Horsehead”) and the Board of Directors of the Corporation has determined that a merger of the Corporation with and into Horsehead with Horsehead as the surviving corporation (the “Merger”) is in the best interests of the Corporation.
     WHEREAS, the sole stockholder of the Corporation has approved the Merger.
     RESOLVED, that pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), the merger of the Corporation with and into Horsehead, with Horsehead as the surviving corporation be, and hereby is, approved in all respects.

     FURTHER RESOLVED, that any of the President, Chief Executive Officer, Secretary or such other officer as may be designated by the Chief Executive Officer (collectively, the “Proper Officers”) be, and each hereby is, authorized and directed to execute, acknowledge and file, in accordance with § 103 of the DGCL, with the Secretary of State of the State of Delaware, a certificate (the “Merger Certificate”) of the Corporation’s ownership of all of the capital stock of Horsehead and the Merger, including a copy of the resolution of the Board to so merge and the date of the adoption.
     FURTHER RESOLVED, that, following the filing of the Merger Certificate with the Secretary of State of the State of Delaware and upon surrender by Horsehead Holding Corp., a Delaware corporation and holder of all of the outstanding capital stock of the Corporation (“Holding”), of certificates representing the outstanding capital stock of the Corporation, Holding shall receive certificates representing all of the capital stock of Horsehead.
     THIRD: Anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.
     FOURTH: The Merger shall become effective upon filing with the Secretary of State of Delaware.

          IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Ownership and Merger this 2nd day of January, 2008.

Horsehead Intermediary Corp., a Delaware corporation
By:	/s/ James M. Hensler
	Name:	James M. Hensler
	Title:	President

SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP AND MERGER